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                                                                    EXHIBIT 3.90

                                                                         [STAMP]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               OI GENERAL STS INC.

                     ---------------------------------------

                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware

                     ---------------------------------------

          We, the Vice President and Assistant Secretary of OI General STS Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

          FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

          By striking out the whole of Article 1 thereof as it now exists and inserting in lieu and instead thereof a new Article 1, reading as follows:

          "1. The name of the corporation is:
               Owens-Illinois General Inc."

          SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

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          IN WITNESS WHEREOF, we have signed this certificate this 8th day of
April, 1987.


                                                       /s/ Thomas L. Young
                                                      --------------------------
                                                      Thomas L. Young
                                                      Vice President

ATTEST:

/s/ Edward A. Gilhuly
--------------------------
 Edward A. Gilhuly
 Assistant Secretary